UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2009

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
 (Address of principal executive offices, including zip code)

(775) 448-7777
(Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 14, 2009, Richard R. Burt informed the Board of Directors of International Game Technology (the “Company”) that he will not seek re-election to the Company’s Board of Directors at the end of his current term at the Company’s annual meeting of shareholders in 2010, anticipated to take place on March 2, 2010.  In order to assure a smooth transition, Mr. Burt will continue to serve on the Board through such annual meeting.  Mr. Burt’s decision not to stand for re-election did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ Robert C. Melendres
Robert C. Melendres Chief Legal Officer and Corporate Secretary

Date:  December 18,  2009